Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-3 No. 333-228209) of OvaScience, Inc.,
2.Registration Statement (Form S-8 No. 333-182040) pertaining to the 2011 Stock Incentive Plan and 2012 Stock Incentive Plan of OvaScience, Inc.,
3.Registration Statement (Form S-8 No. 333-187897) pertaining to the 2012 Stock Incentive Plan of OvaScience, Inc.,
4.Registration Statement (Form S-8 No. 333-195780) pertaining to the 2012 Stock Incentive Plan of OvaScience, Inc. and the Stock Option Agreement for Dr. Arthur Tzianabos,
5.Registration Statement (Form S-8 No. 333-202793) pertaining to the 2012 Stock Incentive Plan of OvaScience, Inc., the Inducement Stock Option Award for Jeffrey E. Young, and the Inducement Stock Option Award for David P. Harding,
6.Registration Statement (Form S-8 No. 333-209775) pertaining to the 2012 Stock Incentive Plan of OvaScience, Inc. and the Inducement Stock Option Award for John Eisel,
7.Registration Statement (Form S-8 No. 333-214414) pertaining to the 2016 New Employee Inducement Grant Plan, as Amended, of OvaScience, Inc., the Inducement Stock Option Award for Paul Chapman and the Inducement Stock Option Award for Christophe Couturier,
8.Registration Statement (Form S-8 No. 333-216405) pertaining to the 2012 Stock Incentive Plan of OvaScience, Inc. and the 2016 New Employee Inducement Grant Plan, as Amended,
9.Registration Statement (Form S-8 No. 333-221292) pertaining to the Inducement Stock Option Award to Christopher A. Kroeger, M.D., M.B.A.,
10.Registration Statement (Form S-8 No. 333-226750) pertaining to the 2012 Stock Incentive Plan of OvaScience, Inc. and the Inducement Stock Option Award to James W. Lillie, Ph.D.,
11.Registration Statement (Form S-3 No. 333-230749) of Millendo Therapeutics, Inc.,
12.Registration Statement (Form S-8 No. 333-230750) pertaining to the Millendo Therapeutics, Inc. 2012 Stock Plan, OvaScience 2012 Stock Incentive Plan, New Hire Inducement Stock Option Grants, BSA Warrants and BSPCE Warrants
13.Registration Statement (Form S-8 No. 333-235515) pertaining to the Millendo Therapeutics, Inc. 2019 Equity Incentive Plan, Millendo Therapeutics, Inc. 2019 Employee Stock Purchase Plan, and New Hire Inducement Stock Options Grants of Millendo Therapeutics, Inc., and
14.Registration Statement (Form S-8 No. 333-249993) pertaining to the Millendo Therapeutics, Inc. 2019 Equity Incentive Plan, Millendo Therapeutics, Inc. 2019 Employee Stock Purchase Plan, and New Hire Inducement Stock Options Grant of Millendo Therapeutics, Inc.;

of our report dated March 29, 2021, with respect to the consolidated financial statements of Millendo Therapeutics, Inc. included in this Annual Report (Form 10-K) of Millendo Therapeutics, Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Grand Rapids, Michigan
March 29, 2021